 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2021

BlueRiver Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-177027
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

250 West Nottingham Drive, Suite 400 San Antonio, Texas	78209
(Address of principal executive offices)	(Zip Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A ordinary shares, and one-third a redeemable Warrant to acquire one Class A ordinary share	BLUA.U	NYSE
Class A ordinary share, par value $0.0001 per share	BLUA	NYSE
Redeemable Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	BLUA WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.          Other Events.

BlueRiver Acquisition Corp. (BLUA.U) (the “Company”) announced today that separate trading of its common stock and warrants underlying the Company’s units would commence on or about March 24, 2021. The common stock and warrants will trade under the symbols “BLUA” and “BLUA WS,” respectively. Units not separated will continue to be listed on the New York Stock Exchange under the symbol “BLUA.U.”

A copy of the press release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.1.

Item 9.01.          Financial Statements and Exhibits.

(d)  Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on March 22, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2021

BLUERIVER ACQUISITION CORP.

By:	/s/ Randall Mays
Name:	Randall Mays
Title:	Co-Chairman, Co-CEO, CFO